UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 14, 2007

FIDELITY NATIONAL FINANCIAL, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	001-32630 (Commission File Number)	16-1725106 (IRS Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida (Address of principal executive offices)		32204 (Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
FIDELITY NATIONAL TITLE GROUP, INC.
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
Grants of Stock Options
On May 14, 2007, FNRES Holdings, Inc. (“FNRES”), majority-owned subsidiary of the Company, granted options to purchase shares of FNRES common stock, $0.0001 par value per share (the “Common Stock”), to the following executive officers of FNF for services to be provided to FNRES in the amounts set forth opposite their names:

Recipient	Number of Shares
William P. Foley, II	400,000
Brent B. Bickett	80,000
Alan L. Stinson	80,000
Raymond R. Quirk	40,000
The options to purchase shares were granted at an exercise price of $10.00 per share pursuant to the FNRES Holdings, Inc. 2007 Stock Incentive Plan (the “Plan”) and have a term of eight years. Capitalized terms not otherwise defined in this Current Report have the meaning given to them under the Plan. The options vest under the following conditions:
The Total Number of Shares Subject to Option shall vest upon the earliest to occur of (i) a Change in Control and (ii) following an Initial Public Offering, in each case, solely if the Equity Value of a share of FNRES Common Stock shall equal at least $20.00 per share (subject to adjustment pursuant to Section 11 of the Stock Option Agreement) provided the Optionee’s Service with FNRES has not terminated prior to the applicable vesting date. If the Equity Value target is not met at the time of a Change in Control, FNRES will use commercially reasonable efforts to have the acquirer or the surviving or continuing company assume or continue, as the case may be, the unvested options on the same (or nearly as practicable) terms and conditions as set forth herein. If the acquirer will not agree to so assume or continue, then such options shall terminate.
For purposes of this calculation, “Equity Value” shall be determined as follows:
(i) in the event of a Change in Control, the Equity Value shall be determined at the time of the transaction constituting a Change in Control, and shall be equal to the aggregate amount of per share net proceeds (other than any taxes) of cash or readily marketable securities and the discounted expected value of any other deferred consideration (as determined by the Board of Directors of FNRES) received or to be received by the holders of Common Stock of FNRES in such transaction (including all shares issuable upon exercise of in-the-money options, whether or not exercisable) at the time of the Change in Control; and
(ii) at any time after an Initial Public Offering, the Equity Value shall be measured using the average price of the Common Stock over a consecutive forty-five (45) day trading period; provided, however, that the full forty-five day trading period must conclude on or prior to the expiration date of the option.
Notwithstanding anything to the contrary in this Notice, if the Optionee’s employment agreement with the FNRES or an affiliate of FNRES (including, for this purpose, Fidelity National Financial, Inc.) provides that the Total Number of Shares Subject to Option shall vest more quickly than provided in this Vesting Schedule, the employment agreement shall control.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC. (Formerly Fidelity National Title Group, Inc.)
Dated: May 18, 2007	By:	/s/ Anthony J. Park
Anthony J. Park
Executive Vice President and Chief Financial Officer

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